UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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DG FastChannel, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO THE
PROXY STATEMENT DATED MARCH 27, 2009
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 11, 2009

April 29, 2009

To the Shareholders of DG FastChannel, Inc.:

        On or about March 27, 2009, DG FastChannel, Inc. (the "Company") mailed a proxy statement to you describing the matters to be voted on at the annual meeting to be held on Monday, May 11, 2009, including approval of an amendment to the DG FastChannel, Inc. 2006 Long-Term Stock Incentive Plan (the "Plan") to increase the number of shares available for issuance thereunder. After mailing the proxy statement, the Board of Directors approved an additional amendment to the Plan to modify Section 8(e) of the Plan to read as follows:

        "The Committee shall have the power to modify, cancel, extend or renew outstanding Options and to authorize the grant of new Options and/or Restricted Stock Awards in substitution therefor (regardless of whether any such action would be treated as a repricing for financial accounting or other purposes), provided that (except as permitted by Section 13(a) of the Plan) any such action may not reprice any outstanding Option, directly or indirectly, or replace an Option with another Award or cash with a higher intrinsic value than the value of the Option at the time of its replacement without the approval of the stockholders of the Company, and without the written consent of any affected Optionee, (i) impair any rights under any Option previously granted to such Optionee, (ii) cause the Option or the Plan to become subject to Section 409A of the Code, or (iii) cause any Option to lose its status as "performance-based" compensation under Section 162(m) of the Code. Any outstanding Incentive Stock Option that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code."

        The amended Plan will be presented for approval at the Annual Meeting of Shareholders to be held on Monday, May 11, 2009.

        A copy of the Plan incorporating the amendments is attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on the date hereof with the Securities and Exchange Commission ("SEC"). The Current Report on Form 8-K and other public filings are available through the SEC's website at www.sec.gov.

Important Information Regarding Voting

        If you have already voted (either before or after the date of this supplement) indicating a vote in favor of the Plan, such vote will constitute a vote in favor of the Plan, as amended. If you have already voted and would like to change your vote on any matter, you may revoke your proxy by following the instructions given under "Proxies" on page 2 of the DG FastChannel, Inc. 2009 Proxy Statement, which was filed with the SEC on March 27, 2009.